Exhibit 10.6

AMENDED AND RESTATED NON-RECOURSE GUARANTY AGREEMENT

This AMENDED AND RESTATED NON-RECOURSE GUARANTY AGREEMENT dated as of August 28, 2012 (the “Guaranty”) is by CSS Management Corp. (f/k/a Corporate Security Solutions, Inc.), a Pennsylvania corporation (“Guarantor”), in favor of YA Global Investments, L.P. (together with its successors and assigns, the “Secured Party”).

WHEREAS:

A.                                   The Secured Party has made loans and other financial accommodations to or for the benefit of Timios National Corporation (f/k/a Homeland Security Capital Corporation), a Delaware corporation (the “Borrower”), and its subsidiaries and affiliates;

B.                                     The Guarantor is a subsidiary of the Borrower and has guaranteed the obligations of the Borrower to the Secured Party pursuant to that certain Guaranty Agreement dated as of November 11, 2008 (the “Existing Guaranty Agreement”);

C.                                     The Secured Party has agreed to restructure its existing investments in the Borrower in accordance with that certain Exchange Agreement dated as of the date hereof, including, without limitation, exchanging a portion of the outstanding indebtedness for the Borrower’s capital stock thereby reducing the Guarantor’s guaranty liability; and

D.                                    It is a condition precedent to the Secured Party restructuring its investments in the Borrower that the Guarantor execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

SECTION 1                               Guaranty.

1.1                                 Guaranty.

(a)                                  The Guarantor, as direct obligor and not merely as surety, hereby unconditionally, absolutely, and irrevocably guarantees to the Secured Party the full payment and prompt performance of all of the Obligations (as hereinafter defined).  Without limiting the foregoing, the Guarantor hereby agrees that upon any Event of Default (as defined herein), the Guarantor shall immediately pay or perform all Obligations without notice, demand or formality of any kind.

(b)                                 The term “Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by the Borrower to the Secured Party, whether now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitations, all obligations of the Borrower under that certain Amended and Restated Non-Recourse Promissory Note dated the date hereof (the “Non-Recourse Note”) in the original principal amount of Two Million Three Hundred Eleven Thousand Fifty and 00/100 Dollars ($2,311,050) issued by the Borrower to the Secured Party and the Transaction Documents (as such term is defined in the Non-Recourse Note), and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Borrower to the Secured Party to perform acts or refrain from taking any action.

(c)                                  Notwithstanding anything to the contrary contained herein, the Secured Party’s recourse hereunder shall be limited to enforcement of its rights under that certain Amended and Restated Security Agreement dated as of the date hereof by the Guarantor in favor of the Secured Party, this limited guaranty being non-recourse against the Guarantor.

(d)                                 Notwithstanding the generality of the foregoing, the aggregate maximum liability of the undersigned shall not exceed Three Hundred Thousand and 00/100 Dollars ($300,000) plus all amounts owing by the Borrower to the Secured Party upon the occurrence and during the continuance of an Event of Default under the Non-Recourse Note.

1.2                                 Continuing Guaranty.

(a)                                  The Obligations under this Guaranty are continuing, absolute, unconditional and irrevocable irrespective of the validity, regularity, enforceability or value of any of the Obligations and notwithstanding any claim, defense or right of set-off which the Guarantor may have against the Secured Party, including any such claim, defense or right based on any present or future applicable law and irrespective of any other circumstances which might otherwise constitute a legal or equitable release, defense or discharge of a surety or a guarantor.  Without limiting the generality of the foregoing, the Obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)                                     any rescission, waiver, amendment or modification of any terms or provisions of the Obligations or the documents evidencing the same;

(ii)                                  any fraudulent, illegal, or improper act by the Borrower or the Guarantor, or any failure, omission or delay on the part of the Borrower or the Guarantor to conform or comply with any term of the Obligations or of this Guaranty;

(iii)                               any failure of the Secured Party to assert a claim or demand or to enforce or exercise any right or remedy against the Borrower, the Guarantor, or any other guarantor for any reason;

(iv)                              any release or discharge by operation of law or otherwise of the Borrower or the Guarantor from any Obligation or the documents evidencing the same, except by the written consent of the Secured Party or the indefeasible payment in full of the Obligations;

(v)                                 any change in the existence, structure or ownership of the Borrower or the Guarantor or the legal incapacity of the Borrower or the Guarantor;

(vi)                              any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting the Borrower or the Guarantor or their assets or any resulting disallowance, release or discharge of all or any portion of the Obligations; or

(vii)                           any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Borrower or the Guarantor.

(b)                                 This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, to the Secured Party is rescinded or must otherwise be returned by the Secured Party, whether in connection with the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or otherwise, all as though such payment to the Secured Party has not been made.

1.3                                 Guaranty of Payment and Not of Collection; Subordination.

(a)                                  The liability of the Guarantor shall be continuing, direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Borrower, or any other person or foreclosure of any security interests or liens available to the Secured Party, its successors, endorsees or assigns.  The Secured Party may accept any payment(s), plan for adjustment of debts, plan of reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Borrower without in any way affecting or discharging the liability of the Guarantor.  If the Obligations are partially paid, the Guarantor shall remain liable for any balance of such Obligations.  Without limiting any other provision of, impairing or affecting this Guaranty, the Secured Party may, at any time and from time to time, take or refrain from taking, all or any actions whatsoever, including the following actions: (i) retain or obtain a lien or security interest in any property to secure any of the Obligations; (ii) amend, extend, renew, adjust, waive or release any Obligations or the terms thereof, (iii) release or fail to perfect its interest in all or any property securing any of the Obligations or permit any substitution or exchange for any such property.

(b)                                 With respect to any sum paid or payable by the Guarantor hereunder or in connection herewith or otherwise, all rights of the Guarantor against any other guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment or performance in full of all the Obligations.  In addition, any indebtedness of the Guarantor now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment or performance in full of the Obligations and the Guarantor shall not demand, sue for, or otherwise attempt to collect any such indebtedness, or prove any claim in competition with the Secured Party in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature.  If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right, or

(ii) any such indebtedness of the Guarantor as borrower of a guarantor, such amount shall be held in trust for the benefit of the Secured Party and shall forthwith be paid to the Secured Party to be credited against the payment of the Obligations.

1.4                                 Discharge.  The Guarantor covenants and agrees that this Guaranty will not be discharged, except by the indefeasible payment in full of the Obligations.

1.5                                 Reserved.

1.6                                 Costs and Expenses.  Notwithstanding any limitation of liability contained herein, the Guarantor agrees to pay all reasonable fees and costs (including, without limitation, reasonable attorneys’ fees and expenses, whether or not involving litigation and/or appellate or bankruptcy proceedings) incurred by the Secured Party in connection with collecting or securing or attempting to collect or secure this Guaranty.

SECTION 2.                            Representations and Warranties.

The Guarantor hereby represents and warrants to the Secured Party as follows:

(a)                                  The Guarantor has full power, right and authority to enter into and perform its obligations under this Guaranty, and this Guaranty has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the rights or remedies of creditors and by general equitable principles (whether considered in a proceeding in equity or at law).

(b)                                 No permits, approvals or consents of or notifications to (i) any governmental entities, or (ii) any other persons or entities are necessary in connection with the execution, delivery and performance by the Guarantor of this Guaranty and the consummation by the Guarantor of the transactions contemplated hereby.

(c)                                  Neither the execution and delivery of this Guaranty by the Guarantor nor the performance by it of the transactions contemplated hereby will, to the Guarantor’s knowledge:

(i)                                     violate or conflict with or result in a breach of any provision of any law, statute, rule, regulation, order, permit, judgment, ruling, injunction, decree or other decision of any court or other tribunal or any governmental entity or agency binding on the Guarantor or its properties, or conflict with or cause an event of default under any contract or agreement of the Guarantor; or

(ii)                                  require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental body, person, entity or any other third party.

(d)                                 Except for the litigation pending against the Guarantor in the Superior Court of New Jersey, Law Division-Union County, Docket No: L-0272-10, S.M. Electric Company, Inc. vs. Corporate Security Solutions Inc. d/b/a Nexus Technologies Group, the Guarantor has no

pending or threatened litigation, arbitration, actions or proceedings which if adversely decided could reasonably be expected to result in a material adverse effect, individually or in the aggregate.

SECTION 3.                            Event of Default.

(a)                                  For purposes of this Guaranty, an “Event of Default” shall be deemed to have occurred upon the occurrence of a default or event of default under the Non-Recourse Note.

(b)                                 Upon the occurrence of an Event of Default, at the option of the Secured Party, all of the Obligations shall be immediately due and payable without any action on the part of the Secured Party, and the Secured Party shall be entitled to seek and institute any and all remedies available to it.

SECTION 4.                            Remedies, Other Obligations, Breaches and Injunctive Relief.

(a)                                  No remedy conferred under this Guaranty upon the Secured Party is intended to be exclusive of any other remedy available to the Secured Party, pursuant to the terms of this Guaranty or otherwise, at law or in equity (including a decree of specific performance and/or other injunctive relief).  No single or partial exercise by the Secured Party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

(b)                                 The failure of the Secured Party to exercise any right or remedy under this Guaranty or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.

(c)                                  Every right and remedy of the Secured Party under any document executed in connection with this transaction, including but not limited to this Guaranty, or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Secured Party.

(d)                                 The Guarantor acknowledges that a breach by the Guarantor of its/his obligations hereunder will cause irreparable harm to the Secured Party and that the remedy at law for any such breach may be inadequate.  The Guarantor therefore agrees that, in the event of any such breach or threatened breach by the Guarantor, the Secured Party shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, and specific performance without any bond or other security being required.  Nothing herein shall limit Secured Party’s right to pursue actual damages for any failure by the Guarantor to comply with the terms of this Guaranty.

SECTION 5.                            Maximum Liability.

Notwithstanding any provision herein contained to the contrary, the Guarantor’s liability under this Guaranty shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by the Secured Party from the Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code (11 U.S.C. §§ 101 et seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law (the “Avoidance

Provisions”) after taking into account, among other things, the Guarantor’s right of contribution and indemnification from each other guarantor, if any.  To the end set forth above, but only to the extent that the Obligations of the Guarantor hereunder (the “Guaranty Obligations”) would otherwise be subject to avoidance under the Avoidance Provisions, if the Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for the Guaranty Obligations, or if the Guaranty Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranty Obligations is deemed to have been incurred for the purposes of the Avoidance Provisions, the maximum Guaranty Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranty Obligations as so reduced, to be subject to avoidance under the Avoidance Provisions.

SECTION 6.                            Miscellaneous.

6.1                                 Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Guarantor:	CSS Management Corp.
4601 North Fairfax Drive, Suite 1200
Arlington, VA 22203
Attention: C. Thomas McMillen
Telephone: (703) 528-7073
Facsimile: (703) 526-0649

With a copy (which shall not constitute notice) to:	Jeffrey P. Schultz, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Facsimile: (212) 935-3000
Facsimile: (212) 983-3115

If to Secured Party:	YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Legal Department
Telephone: (201) 985-8300

Facsimile: (201) 985-1964

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

6.2                                 Waiver of Presentment. To the fullest extent permitted by law and except as otherwise provided herein, the Guarantor waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Guarantor liable with respect to this Guaranty.

6.3                                 Severability.  If any provision of this Guaranty is, for any reason, invalid or unenforceable, the remaining provisions of this Guaranty will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Guaranty that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

6.4                                 Amendment and Waiver.  This Guaranty may be amended, or any provision of this Guaranty may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto.  The waiver by any such party hereto of a breach of any provision of this Guaranty shall not operate or be construed as a waiver of any other breach.

6.5                                 Headings.  The subject headings of Articles and Sections of this Guaranty are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

6.6                                 Assignment.  This Guaranty will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Guarantor.  Except as otherwise provided herein, this Guaranty shall bind and inure to the benefit of and be enforceable by the parties and their permitted successors and assigns.  The Guarantor acknowledges and agrees that the Secured Party has the right to assign and transfer this Guaranty and the Guarantor irrevocably consents to any such assignment and transfer.

6.7                                 Further Assurances.  Each party will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Guaranty.

6.8                                 Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the stated beneficiaries of this

Guaranty and their respective permitted successors and assigns, any rights or remedies under or by reason of this Guaranty.

6.9                                 No Strict Construction.  The language used in this Guaranty will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

6.10                           Governing Law; Jurisdiction.  This Guaranty shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Guaranty, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to any collateral and/or the Guarantor in any other jurisdiction in which the collateral and/or the Guarantor may be located.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.11                           Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR THE SECURED PARTY TO RESTRUCTURE ITS INVESTMENTS IN THE BORROWER, THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS GUARANTY AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

6.12                           Counterparts; Facsimile Signatures.  This Guaranty may be executed and delivered by exchange of facsimile signatures or email transmission of an Adobe Portable Document format (.PDF), each of which shall be deemed an original signature of each Guarantor.  This Guaranty may be executed in any number of counterparts.

6.13                           Entire Agreement.  This Guaranty (including the recitals hereto) and the other documents, instruments, or agreements delivered in connection herewith set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

6.14                           Amended and Restated.  This Guaranty amends and restates in its entirety the Existing Guaranty Agreement and is given in substitution for, but not in satisfaction of, the Existing Guaranty Agreement.  It is the intention of the parties hereto to avoid effectuating a novation.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be signed as of the date first written above.

CSS MANAGEMENT CORP.

By:	/s/ Michael T. Brigante
Name: Michael T. Brigante
Title: CFO